Exhibit 99.2

FPL GROUP AND CONSTELLATION ENERGY:

CREATING AMERICA’S PREMIER ENERGY COMPANY

Strategic Rationale

•      The strategic combination of FPL Group and Constellation Energy creates the nation’s largest and most innovative competitive energy company, complemented by an equally strong regulated utility business.

Strong Competitive Energy Business

•      Industry leadership: Combination creates the nation’s largest wholesale and retail competitive energy supplier.

•      Competitive energy profile offers diverse customer mix and supply base, with attractive growth prospects and balanced risk.

•      Tighter integration of supply and demand means more of the energy value chain is available for optimization and capture.

Regulated Utility Provides Balanced Business Mix

•      Industry leadership: Combination creates nation’s second-largest regulated electric and gas utility, with more than 5.5 million customers electric customers and 625,000 gas customers.

•      Strong, predictable, profitable utility operations provide earnings balance in a constructive regulatory environment.

•      Combination expected to generate at least $200 million to $250 million pretax annual synergies before integration-related costs by the end of the third post-merger year.

•      FPL Group and Constellation Energy together provide unparalleled financial strength:

•      $57 billion of total assets

•      $28 billion of combined market capitalization (based on current market values)

•      Strong, experienced management teams committed to smooth integration, maintenance of cultures built on innovation and competitiveness, strong balance sheet, investment-grade ratings, and building shareholder value.

Transaction Highlights

Deal Structure

•      Consideration: Constellation shareholders to receive 1.444 common shares for every share held

•      Ownership (approximate): 60% FPL Group shareholders; 40% Constellation shareholders

Required Approvals

•      Shareholders, Maryland Public Service Commission, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, Department of Justice or Federal Trade Commission

Expected Close

•      9 to 12 months

Customer Benefits

•      More balanced footprint in major competitive markets

•      Brings critical mass and requisite skills across the competitive energy value chain

•      Pairs utilities committed to service reliability and sharing of best practices

•      Mutual support during natural disasters

Corporate Governance

Combined company to be named Constellation Energy and continue to trade on NYSE

Chief Executive Officer: Lewis Hay, III

Chairman of the Board: Mayo A. Shattuck, III

Chief Financial Officer: E. Follin Smith

Dual corporate headquarters in Juno Beach, Fla. and Baltimore, Md. Board Members: 15 (13 non-executive) – 9 named by FPL Group, 6 named by Constellation